SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of ____________, 201_ by Skinny Nutritional Corp., a Nevada corporation (the “Company”) and the holders of the Company’s up to $2,500,000 of the Company’s Convertible Senior Subordinated Secured Notes (the “Notes”) issued from time to time under the Subscription Agreement (defined below) (each, a “Secured Party” and together, the “Secured Parties”). This Agreement is being executed and delivered by the Company and the Secured Parties in connection with that certain Subscription Agreement, dated as of November 4, 2011 (the “Subscription Agreement”), by and among the Company and the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

WITNESSETH:

WHEREAS, pursuant to the terms of the Subscription Agreement, the Secured Parties have agreed to purchase from the Company, and the Company has agreed to sell to the Secured Parties, the Notes, pursuant to the terms of the Subscription Agreement;

WHEREAS, the Company shall derive substantial direct and/or indirect benefits from the transactions contemplated by the Subscription Agreement; and

 WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, the Company has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Security Agent (as defined herein), a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes.

NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Secured Party and the Company hereby agree as follows.

SECTION I

DEFINITIONS

            1.                      Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)           “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include the following personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i)            All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto; and (B) all inventory;

(ii)           All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities,  licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Company), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii)           All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit; and

(iv)           All documents, letter-of-credit rights, instruments and chattel paper; all commercial tort claims; all deposit accounts and all cash (whether or not deposited in such deposit accounts); all investment property; all supporting obligations; and all files, records, books of account, business papers, and computer programs; and all the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)           “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

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(c)               “Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

(d)             “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Notes at the time of such determination) of the Secured Parties.

(e)               “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Secured Parties, including, without limitation, all obligations under this Agreement, the Notes, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Notes, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(f)                “Permitted Liens” means (i) the Liens and security interests permitted by the Notes, including, for the avoidance of doubt, the Liens and security interests which presently secure, or which may subsequently secure, the Company’s obligations with respect to the Senior Indebtedness; (ii) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (iii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iv) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Notes.

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(g)             “Permitted Indebtedness” means up to $5,000,000 of senior Indebtedness, whether or not secured, that may be incurred by the Company or any Subsidiary from time to time hereafter, and any deferrals, renewals or extensions of any such Indebtedness and notes or other instruments or evidences of Indebtedness issued in respect of or in exchange for any such Indebtedness or any funding to pay or replace any such Indebtedness or credit.

(h)             “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(i)              “Security Agent” means the Person appointed to act as the agent of the Secured Parties in accordance with the terms and conditions of Section 7 of this Agreement.

(j)              “Senior Credit Facility” means the secured credit facility entered into between the Company and United Capital Funding Corp., as of April 1, 2009, and as such facility may be amended, increased or replaced from time to time, whether by United Capital Funding Corp. or another financing source, and all other obligations of the Company to United Capital Funding Corp. (or a successor or other financing source) now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees).

(k)             “Senior Indebtedness” means all amounts owed or owing pursuant to (a) the Senior Credit Facility and (b) the Permitted Indebtedness, and in both cases, including, but not limited to, (i) the principal amount of such Indebtedness, (ii) unpaid accrued interest thereon, and (iii) all other obligations of the Company to the holders of such Senior Indebtedness now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding.

(l)               “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(m)             “Transaction Documents” means this Agreement, the Subscription Agreement, the Notes and the warrants issued pursuant to the Subscription Agreement.

(n)              “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.

SECTION II

COLLATERAL; OBLIGATION SECURED

Section 2.1 Grant and Description. In order to secure the full and complete payment and performance of the Obligations when due, the Company hereby grants to each Secured Party a subordinated security interest in all of the Company’s rights, titles, and interests in and to the Collateral (the “Security Interest”) and subject to the Permitted Liens and the rights of the holders of the Senior Indebtedness, pledges, collaterally transfers, and assigns the Collateral to the Secured Parties, all upon and subject to the terms and conditions of this Security Agreement. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract or by law, then the Security Interest created hereby nonetheless remains effective to the extent allowed by such contract, the UCC or other applicable laws, but is otherwise limited by that prohibition.

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Section 2.2 Financing Statements; Further Assurances.

(a)            The Company hereby irrevocably authorizes the Security Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for the Company’s signature thereon) that (i) indicate the Collateral (A) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to the Company. The Company agrees to furnish to the Security Agent any such information reasonably required by the Security Agent for the purposes contemplated by this Section 2.2.

(b)            Until the Obligations are paid and performed in full, the Company covenants and agrees that it will, at its own expense and upon the Security Agent’s reasonable request, but in all cases subject to the rights of the holders of the Senior Indebtedness: (i) after an Event of Default, file or cause to be filed such applications and take such other actions as the Security Agent may reasonably request to obtain the consent or approval of any governmental authority to the rights of the Secured Parties and the Security Agent hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default without additional consent or approval from such governmental authority; (ii) from time to time, either before or after an Event of Default, promptly execute and deliver to the Security Agent all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as the Security Agent may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Agreement; and (iii) either before or after an Event of Default, pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interest.

SECTION III
COVENANTS

Section 3.1 Duties of the Company Regarding Collateral. At all times from and after the date hereof and until the Notes have been indefeasibly paid in full, the Company agrees that it shall:

(a)           Preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused;

(b)           Not allow any of the Collateral to be affixed to real estate, except for any property deemed to be fixtures;

(c)           Maintain good and complete title to the Collateral subject only to Permitted Liens;

(d)           Keep the Collateral free and clear at all times of all Liens other than Permitted Liens;

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(e)           Take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that each Secured Party’s security interest in the Collateral (other than the Permitted Liens) shall not become subordinate or junior to the security interests, Liens or claims of any other Person;

(f)            Refrain from selling, assigning or otherwise disposing of any of the Collateral or moving or removing any of the Collateral, without obtaining the prior written consent of the Secured Parties, or until all of the Obligations have been fully performed and paid in full; provided, however, that concurrently with any disposition permitted by this Section 3.1(f), (x) the security interest granted hereby shall automatically be released from the Collateral so disposed, and (y) the security interest shall continue in the Proceeds (as defined in the UCC) of such Collateral or any property purchased with such Proceeds; and provided further, that, the Secured Parties shall execute and deliver, at the Company’s sole cost and expense, any releases or other documents reasonably requested by the Company, that is in form and substance reasonably acceptable to the executing party, confirming the release of the security interest in that portion of the Collateral that is the subject of a disposition permitted by this Section 3.1(f);

(g)           Promptly provide to the Secured Parties such financial statements, reports, lists and schedules related to the Collateral and any other information relating to the Collateral as the Secured Parties may reasonably request from time to time;

(h)           Upon reasonable notice, permit the Security Agent to inspect all books and records of the Company relating to the Collateral at such times and as often as the Security Agent reasonably request; and

(i)             Promptly notify the Secured Parties if any Event of Default (as hereinafter defined) occurs.

Section 3.2 Other Encumbrances. At all times after the date hereof and until such time as there are no Obligations due to the Secured Parties, the Company shall, subject to the rights of the holders of the Senior Indebtedness and the Permitted Liens: (i) defend its title to, and each Secured Party’s interest in, the Collateral against all claims, (ii) take any action necessary to remove any encumbrances on the Collateral other than Permitted Liens, and (iii) defend the right, title and interest of each Secured Party in and to any of the Company’s rights in the Collateral.

Section 3.3 Change Name or Location. At all times after the date hereof and until such time as there are no Obligations due to the Secured Parties, the Company shall not, except upon 10 days’ prior written notice to the Secured Parties, change its company name or conduct its business under any name other than that set forth herein or change its jurisdiction of organization or incorporation, chief executive office, place of business from the current location.

SECTION IV
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each Secured Party as follows:

Section 4.1 Title to Collateral. The Company is the owners of and has good and marketable title to, or has a valid and subsisting leasehold interest in, all of the Collateral.

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Section 4.2 No Other Encumbrances. Other than the Permitted Liens, the Company has not granted, nor will it grant, a security interest in the Collateral to any other individual or entity, and such Collateral is free and clear of any mortgage, pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or other arrangement.

Section 4.3 Authority; Enforceability. The Company has the authority and capacity to perform its obligations hereunder, and this Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or general equitable principles, whether applied in law or equity.

Section 4.4 Company Name; Place of Business; Location of Collateral. The Company’s true and correct company name, all trade name(s) under which it conducts its business, its jurisdiction of organization or incorporation and each of its chief executive offices, its place(s) of business and the locations of the Collateral or records relating to the Collateral are set forth in Schedule I hereto.

Section 4.5 Perfection; Security Interest. For Collateral in which the Security Interest may be perfected by the filing of financing statements, once those financing statements have been properly filed in the appropriate jurisdictions, the Security Interest in such Collateral will be fully perfected, subject only to Permitted Liens. Other than the financing statements and with respect to this Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens.

SECTION V
EVENTS OF DEFAULT

Section 5.1 Events of Default Defined. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a)           The failure of the Company to perform or comply in a material respect with any act, duty or obligation required to be performed under this Agreement if such failure is not remedied within thirty (30) days after the Company receives written notice of such failure from the Security Agent;

(b)           If any of the representations or warranties of the Company set forth in this Agreement shall prove to have been incorrect in any material respect when made, or becomes incorrect in any material respect and is not cured within thirty (30) days after the Company receives written notice from the Security Agent;

(c)           If any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance; or

(d)           If an “Event of Default” as defined in the Notes shall have occurred and is continuing.

Section 5.2 Rights and Remedies Upon Default. If an Event of Default exists and is continuing, the Security Agent may, at its election (but subject to Section 8 below and to the terms and conditions of the Transaction Documents), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Transaction Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring the Company to assemble all or part of the Collateral and make it available to the Security Agent at a place to be designated by the Security Agent which is reasonably convenient to the Company, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and the Company hereby consents to any such appointment), and (d) applying to the Obligation any cash held by Security Agent under this Security Agreement.

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Section 5.3 Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Company, the holders of Permitted Liens, and to any other person or entity entitled to notice under the UCC. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

Section 5.4 Allocation of Proceeds. The Security Agent may determine the order in which to apply funds received by it hereunder (e.g., the Security Agent may determine to apply funds first to expenses, second to interest and third to principal or the it may determine to apply funds first to interest, second to expenses and third to principal).

SECTION VI
ADDITIONAL REMEDIES

Section 6.1 Additional Remedies. Subject to Section 8, upon the occurrence of an Event of Default, the Company shall:

(a)           Endorse any and all documents evidencing any Collateral (other than any Collateral if and to the extent subject to the Permitted Liens) to each Secured Party, or as otherwise instructed by the Security Agent, and notify any payor that said documents have been so endorsed and that all sums due and owing pursuant to them should be paid directly to such Secured Party, or as otherwise instructed by the Security Agent;

(b)           Turn over to the Security Agent, or as otherwise instructed by the Security Agent, copies of all documents evidencing any right to collection of any sums due to the Company arising from or in connection with any of the Collateral;

(c)           Take any action reasonably required by a Secured Party with reference to the Federal Assignment of Claims Act; and

(d)           Keep all of its books, records, documents and instruments relating to the Collateral in such manner as the Secured Parties may require.

SECTION VII
SECURITY AGENT

Section 7.1  Appointment. The Secured Parties, by their acceptance of the benefits of the Agreement, hereby agree to designate a representative to act as the security agent in accordance with the terms of this Agreement (the “Security Agent”) within thirty (30) days from the date first set forth above. The Secured Parties agree that the act of the Majority in Interest in appointing the Security Agent shall be sufficient in all respects to rightfully appoint the Security Agent hereunder. In the event that no Person is appointed as Security Agent within the time period specified in this Section 7.1, then the Secured Parties agree that the Majority in Interest shall act as the Security Agent hereunder. Each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of Security Agent as its agent hereunder, (b) to confirm that the Security Agent shall have the authority to act as the exclusive agent of such Person for the enforcement of any provisions of this Agreement against the Company, the exercise of remedies hereunder and the giving or withholding of any consent or approval hereunder relating to any Collateral or the Company’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement against the Company, to exercise any remedy hereunder or to give any consents or approvals hereunder except as expressly provided in this Agreement or in the Notes and (d) to agree to be bound by the terms of this Agreement. The appointment of the Security Agent shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Security Agent. The Security Agent may perform any of its duties hereunder by or through its agents or employees.

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Section 7.2 Nature of Duties.  The Security Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Security Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or in connection herewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.  The duties of the Security Agent shall be mechanical and administrative in nature; the Security Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of the Company or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

Section 7.3 Lack of Reliance on the Security Agent.  Independently and without reliance upon the Security Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Security Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter.  The Security Agent shall not be responsible to the Company or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Company or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Company, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

Section 7.4 Certain Rights of the Security Agent.  The Security Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties.  To the extent practical, the Security Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Security Agent’s request therefor, the Security Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Security Agent; and the Security Agent shall not incur liability to any person or entity by reason of so refraining.  Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Security Agent as a result of the Security Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Company shall have no right to question or challenge the authority of, or the instructions given to, the Security Agent pursuant to the foregoing and (b) the Security Agent shall not be required to take any action which the Security Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

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Section 7.5  Reliance.  The Security Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it.  Anything to the contrary notwithstanding, the Security Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

Section 7.6  Indemnification.  To the extent that the Security Agent is not reimbursed and indemnified by the Company, the Secured Parties will jointly and severally reimburse and indemnify the Security Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Security Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Security Agent's own gross negligence or willful misconduct.  Prior to taking any action hereunder as Security Agent, the Security Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Security Agent for costs and expenses associated with taking such action.

Section 7.7 Resignation by the Security Agent.

(a)  The Security Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Company and the Secured Parties.  Such resignation shall take effect upon the appointment of a successor Security Agent pursuant to clauses (b) and (c) below.

(b)  Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Security Agent hereunder.

(c) If a successor Security Agent shall not have been so appointed within said 30-day period, the Security Agent shall then appoint a successor Security Agent who shall serve as Security Agent until such time, if any, as the Secured Parties appoint a successor Security Agent as provided above.  If a successor Security Agent has not been appointed within such 30-day period, the Security Agent may petition any court of competent jurisdiction or may interplead the Company and the Secured Parties in a proceeding for the appointment of a successor Security Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Company on demand.

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Section 7.8  Rights with respect to Collateral.  Each Secured Party agrees with all other Secured Parties and the Security Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Security Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.  Upon the acceptance of any appointment as Security Agent hereunder by a successor Security Agent, such successor Security Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Agent and the retiring Security Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Security Agent’s resignation or removal hereunder as Security Agent, the provisions of the Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent.

SECTION VIII
SUBORDINATION OF LIENS

Section 8.1  Subordination of Liens. It is a requirement of the Senior Indebtedness, that the liens or security interests securing the Notes be subordinate and junior to the liens and security interests securing the Senior Indebtedness of the Company, respectively. Accordingly, and notwithstanding anything contained herein or in the other Transaction Documents, the Secured Parties and Security Agent hereby covenant and agree with the Company as follows:

(a)         Acknowledgment. The Secured Parties hereby acknowledge and agree that the Company has granted or intends to grant to the holders of the Senior Indebtedness a security interest in the Collateral. The Secured Parties acknowledge and agree that the security interest granted to them in the Collateral hereunder is subordinated to the respective security interests of the Senior Indebtedness in the Collateral and that as between all holders of Notes issued under the Subscription Agreement, regardless of the date of original issuance of such Notes, the Security Interest granted to each Secured Party under this Agreement is on parity with the Security Interests of the other holders of such Notes (the “Other Note Holders”) in the Collateral, all in the manner and pursuant to the terms set forth in this Section 8.

(b)         Priority of Liens. The Secured Parties hereby confirm that regardless of the relative times of attachment or perfection thereof, and regardless of anything in any Transaction Document to the contrary, any security interests or Liens granted from time to time to the holders of Senior Indebtedness in all or any part of the Collateral shall in all respects be first and senior security interests and Liens, superior to any security interests or Liens at any time granted to the Secured Parties in such Collateral, and any security interests or Liens granted from time to time to the Other Note Holders in all or any part of the Collateral shall in all respects be pari passu security interests and Liens on parity with the security interests or Liens at any time granted to the Secured Parties in such Collateral. The priorities specified herein are applicable irrespective of the time, order or method of attachment or perfection of security interests or the time or order of filing of financing statements. The Secured Parties agree not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any proceeding involving the Company, the priority, validity, extent, perfection or enforceability of any Lien held by holders of Senior Indebtedness in all or any part of the Collateral. The Secured Parties further covenant and agree that they shall not instruct, authorize or otherwise permit or consent to allowing the Security Agent to take any action that is in violation of, or inconsistent with, the provisions of Section 8.

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(c)          Release of Collateral. If, in connection with the exercise by any of the holders of Senior Indebtedness of their rights and remedies in respect of the Collateral, the holders of Senior Indebtedness release any of its or their Liens on any part of the Collateral, then the Liens, if any, of the Secured Parties, shall be automatically, unconditionally and simultaneously released; provided, that after the Senior Indebtedness have each been indefeasibly paid in full in cash, the balance, if any, of the proceeds of such Collateral shall be applied to the Obligations for the benefit of the Secured Parties on a pari passu basis. The Secured Parties shall cause the Security Agent to promptly execute and deliver to the Company and holders of Senior Indebtedness such termination statements, releases and other documents as they may reasonably require to effectively confirm such release.

SECTION IX
MISCELLANEOUS

Section 9.1 Termination and Release. Upon the full and final payment and performance of the Obligation, this Agreement shall automatically terminate. The Liens created by this Agreement on any of the Collateral shall be automatically released if the Company disposes of such Collateral pursuant to a transaction permitted by the Note or otherwise consented to by the Security Agent or the Majority in Interest. In connection with any termination or release pursuant to this Section 9.1, the Majority in Interest shall cause the Security Agent to promptly execute and deliver to the Company all documents that the Company shall reasonably request to evidence such termination or release.

Section 9.2  Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

Section 9.3 Continuing Security Interest; Successors. This Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations are paid and performed in full; and (ii) inure to the benefit of and be enforceable by Secured Parties and their successors, transferees, and assigns. Each Secured Party may assign its rights hereunder in connection with any private sale or transfer of its Note in accordance with the terms of the Subscription Agreement and applicable law, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee was an original signatory hereto.

Section 9.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. The Company hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 9.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Section 9.6 Notices.  Any notice to the Company or to the holder of this Convertible Note shall be given in the manner set forth in the Subscription Agreement; provided that the Holder of this Convertible Note, if not a party to such Subscription Agreement, may specify alternative notice instructions to the Company. Either party may, by notice given in accordance with the Subscription Agreement, change the address to which notices, demands and requests shall be sent to such party. Any notice to be given by the Company to the Security Agent shall be given in the manner provided for in the Subscription Agreement, and delivered to such address as the Company is instructed by the Security Agent.

Section 9.7 Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by Company and the Majority in Interest, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. The Secured Parties shall not, by any act, any failure to act or any delay in acting be deemed to have (i) waived any right or remedy under this Agreement, or (ii) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, any right, power or privilege of the Secured Parties under this Agreement shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise of any other right, power or privilege. A waiver by a Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 9.8 Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

Section 9.10 Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

Section 9.11 Waivers. The Company acknowledges that the Obligations arose out of a commercial transaction and hereby knowingly waives any right to require the Secured Parties to (i) proceed against any person or entity, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy available to the Secured Parties, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

Section 9.12 Release. No transfer or renewal, extension, assignment or termination of this Agreement or of any instrument or document executed and delivered by an Obligor or any other obligor to the Secured Parties, nor additional advances made by the Secured Parties to an Obligor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to an Obligor by the Secured Parties nor any other act of the Secured Parties shall release either Obligor from any Obligation, except a release or discharge executed in writing by the Secured Parties with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Notes. At such time the Obligations have been satisfied in full, each Secured Party shall execute and deliver to each Obligor all assignments and other instruments as may be reasonably necessary or proper to terminate such Secured Party’s security interest in the Collateral, subject to any disposition of the Collateral that may have been made by the Secured Parties pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if either Obligor enters into any bankruptcy or similar proceeding at a time when any amount paid to the Secured Parties could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the Company and the Secured Party have duly executed this Agreement as of the date first written above.

SKINNY NUTRITIONAL CORP.

By:
Name: Michael Salaman
Title: Chief Executive Officer

Signature Page to Security Agreement

Signature Page to Security Agreement

SECURED PARTY:

[	]

By:
Name:
Title:

Schedule I

List of Collateral Locations, Executive Offices and

Jurisdiction of Organization or Incorporation of Obligors

SKINNY NUTRITIONAL CORP.

Collateral Location:	Three Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004

Executive Officers:	Michael Salaman – President and Chief Executive Officer
Donald J. McDonald – Chief Financial Officer
Robert Miller – Chief Sales Officer

Jurisdiction of Incorporation: Nevada